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Exhibit 5.1

Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

February 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:
    Midway Games Inc.
     Form S-3 Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Midway Games Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "Registration Statement") registering the sale of up to $100,000,000 aggregate amount of the Company's securities, including any or all of the following: the Company's common stock, par value $.01 per share (the "Common Stock"); preferred stock, par value $.01 per share (the "Preferred Stock"); warrants to purchase Preferred Stock or Common Stock ("Warrants"); rights to purchase Preferred Stock or Common Stock ("Rights"); purchase contracts obligating holders to purchase securities of the Company at a future date or dates ("Purchase Contracts"); and units comprised of one or more securities of the Company ("Units," and together with the Common Stock, Preferred Stock, Warrants, Rights and Purchase Contracts, the "Securities"), to be offered by the Company from time to time pursuant to Rule 415 under the Act.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the exhibits thereto; (ii) the Company's Amended and Restated Certificate of Incorporation, as amended; (iii) the Company's Amended and Restated Bylaws; (iv) proceedings of the Board of Directors of the Company; and (v) such other documents and we have made such examination of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing, and assuming that the Registration Statement shall have become effective pursuant to the Act, we are of the opinion that:

        1.     When, as and if: (i) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock and fix or otherwise determine the consideration to be received for such Common Stock, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iii) such Common Stock with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (iv) certificates evidencing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Securities will be validly issued, fully paid and nonassessable.

        2.     When, as and if: (i) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Delaware, (ii) such Certificate of Designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) such Preferred Stock with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (v) certificates evidencing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.

        3.     When, as and if: (i) appropriate corporate action has been taken by the Company to authorize the issuance of the Warrants, to fix the terms thereof and to authorize the issuance of the Securities that may be issued upon the exercise thereof and the filing of any necessary Certificate of Designations relating thereto with the Secretary of State of the State of Delaware (and any such Certificate of Designations shall have been duly executed and filed in accordance with the laws of the State of Delaware), (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) such Warrants shall have been duly sold, issued and delivered by the Company with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (iv) certificates evidencing the Warrants have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Warrants will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law).

        4.     When, as and if: (i) appropriate corporate action has been taken by the Company to authorize the issuance of the Rights, to fix the terms thereof and to authorize the issuance of the Securities that may be issued upon the exercise thereof and the filing of any necessary Certificate of Designations relating thereto with the Secretary of State of the State of Delaware (and any such Certificate of Designations shall have been duly executed and filed in accordance with the laws of the State of Delaware), (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) such Rights shall have been duly sold, issued and delivered by the Company with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (iv) certificates evidencing the Warrants have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Rights will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforceability of the Rights may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law).

        5.     When, as and if: (i) appropriate corporate action has been taken by the Company to authorize the issuance of the Purchase Contracts, to fix the terms thereof and to authorize the issuance of the Securities that may be issued upon the exercise thereof and the filing of any necessary Certificate of Designations relating thereto with the Secretary of State of the State of Delaware (and any such Certificate of Designations shall have been duly executed and filed in accordance with the laws of the State of Delaware), (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) such Purchase Contracts shall have been duly sold, issued and delivered by the Company with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (iv) certificates evidencing the Purchase Contracts have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Purchase Contracts will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforceability of the Purchase Contracts may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law).

        We express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection of liquidated damages or penalties.

        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the reference made to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. Please note that shareholders of this firm hold, in the aggregate, 3,750 shares of Common Stock and options to purchase an aggregate of 85,000 shares of Common Stock.

        The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware including the statutory provisions and all relevant provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Very truly yours,
SHACK SIEGEL KATZ & FLAHERTY P.C.
By:	/s/ JEFFREY N. SIEGEL Jeffrey N. Siegel

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  Exhibit 5.1